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                               PRICING SUPPLEMENT

                                                    Registration No. 333-108272
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 11                                  Trade Date: 12/01/03
(To Prospectus dated September 8, 2003 and Prospectus      Issue Date: 12/04/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is December 2, 2003


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGU2              $3,525,000.00              5.00%                 12/15/18                  100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
----------------        -----------------     ---------------------        --------------------------------
    monthly                    Yes                    Yes                           100% 12/15/04
   (01/15/04)                                                                  semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $3,465,075.00             $59,925.00                $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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